                                                FILED PURSUANT TO RULE 424(b)(2)
                                                      REGISTRATION NO. 333-40405


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 24, 1997

                                 $400,000,000
                              [LOGO AMGEN, INC.]

                               MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                               ---------------

  Amgen Inc. (the "Company") may offer from time to time its Medium-Term Notes (the "Notes") due from nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. The aggregate initial public offering price of the Notes offered hereby will not exceed $400,000,000 or its equivalent in one or more foreign currencies or composite currencies, subject to reduction as a result of the sale by the Company of other Debt Securities described in the accompanying Prospectus.

  The Notes may be denominated in U.S. dollars or in such foreign currencies or composite currencies as may be designated by the Company at the time of the offering. The specific currency or composite currency, interest rate (if any), issue price and maturity date of any Note will be set forth in the related Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the specified currency. See "Description of the Notes".

  Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be payable on each June 1 and December 1 and at maturity. Interest on the Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the following: CD Rate, CMT Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate, or any other interest rate basis or formulas, as adjusted by any Spread and/or Spread Multiplier, if any. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate. See "Description of the Notes".

  Unless a Redemption Commencement Date is specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If a Redemption Commencement Date is so specified, the Notes will be redeemable at the option of the Company at any time after such date as described herein. The Notes will be repayable by the Company at the option of the Holders thereof prior to their Stated Maturity only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement.

  The Notes offered hereby will be issued only in registered form in denominations of $1,000 and integral multiples thereof or the approximate equivalent thereof in the Specified Currency for each Note. See "Description of the Notes".

                               ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
    PASSED  UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT,
      THE PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

                                              AGENTS' DISCOUNTS    PROCEEDS TO
                                  PRICE TO           AND               THE
                                 PUBLIC(1)    COMMISSIONS(1)(2)   COMPANY(1)(3)
                                ------------ ------------------- ---------------
Per Note.......................     100%         .125%-.750%     99.250%-99.875%
Total(4)....................... $400,000,000 $500,000-$3,000,000  $397,000,000-
                                                                  $399,500,000

-------
(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay the Agents a commission of from .125% to .750%, depending on Stated Maturity, of the principal amount of any Notes sold through them as agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). For Notes with maturities of 30 years or more from their dates of issue, commissions will be negotiated at the time of sale and indicated in the applicable Pricing Supplement. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Supplemental Plan of Distribution".
(3) Before deducting estimated expenses of $400,000 payable by the Company.
(4) Or the equivalent thereof in one or more foreign currencies or composite currencies.

                               ---------------

  Offers to purchase the Notes are being solicited, on a reasonable best efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents on their own behalf at negotiated discounts. The Company reserves the right to sell the Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. The Company or the Agents may reject any offer to purchase the Notes in whole or in part. See "Supplemental Plan of Distribution".

GOLDMAN, SACHS & CO.                                   BEAR, STEARNS & CO. INC.

                               ---------------

          The date of this Prospectus Supplement is December 5, 1997.

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION".

                           DESCRIPTION OF THE NOTES

  The Notes offered hereby will be issued as a series of Debt Securities under an Indenture dated as of January 1, 1992, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (the "Supplement") (such Indenture and Supplement are collectively referred to herein as the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The following description of certain terms of the Notes offered hereby supplements and should be read in conjunction with the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus under the caption "Description of Debt Securities" and with the applicable Pricing Supplement.

GENERAL

  All Notes issued and to be issued under the Indenture will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the holders of the Notes (the "Holders"), provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $400,000,000 aggregate initial offering price of Notes offered hereby.

  The Notes are currently limited to up to $400,000,000 aggregate initial offering price or the equivalent thereof in one or more foreign or composite currencies; however, such aggregate initial offering price will be reduced by any sale by the Company of other Debt Securities described in the accompanying Prospectus.

  The Notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue (each, a "Stated Maturity"), as specified in the applicable pricing supplement to this Prospectus (each, a "Pricing Supplement"). Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies ("Foreign Currency Notes"). The currency or composite currency in which a Note is denominated, whether United States dollars or otherwise, is herein referred to as the "Specified Currency". References herein to "United States dollars", "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

  Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Each Agent is prepared to arrange for the conversion of United States dollars into the Specified Currency in which the related Foreign Currency Note is denominated in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to the applicable Agent on or prior to the third Business Day (as defined below) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by the applicable Agent. Each such conversion will be made by the applicable Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates or formulae and other terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase had been accepted by the Company.

  Each Note will be issued in fully registered form as one or more global securities (a "Global Security") registered in the name of the Depositary or a nominee of the Depositary (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note") or a certificate in definitive registered form (a "Certificated Note"). The authorized denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while the authorized denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

  Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes will be made by the Company through the Trustee to the Depositary. See "Description of Debt Securities--Global Securities" in the accompanying Prospectus. In the case of Certificated Notes, payment of principal and premium, if any, due on the Stated Maturity or any prior date on which the principal, or an installment of principal, of each Certificated Note becomes due and payable, whether by the declaration of acceleration, notice of redemption at the option of the Company, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal repayable on such date) will be made in immediately available funds upon presentation and surrender thereof at the (i) corporate trust office of the Trustee currently located at Citibank, N.A., 111 Wall Street, 15th Floor, New York, N.Y. 10043 or (ii) office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the offices of the Trustee located at Citibank, N.A., 111 Wall Street, 15th Floor, New York, N.Y. 10043 (the "Corporate Trust Office"). Payment of interest, if any, due on the Maturity Date of each Certificated Note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest, if any, due on each Certificated Note on any Interest Payment Date (as defined below) other than the Maturity Date will be made at the office or agency referred to above maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the security register of the Company or in such other manner as determined by the Company or specified in such Note. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of the Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than

15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium and Interest".

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined).

  "London Business Day" means (i) if the Index Currency (as defined below) is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

  "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Index Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

  Book-Entry Notes may be transferred or exchanged only through the Depositary. See "Description of Debt Securities--Global Securities" in the accompanying Prospectus. Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

  The Company may from time to time offer Notes with the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, to be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index as set forth in the applicable Pricing Supplement ("Indexed Notes"). Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount (but not less than zero) of such Notes depending upon the value at maturity of the applicable index. With respect to any Indexed Note, information as to the methods for determining the principal amount payable at maturity and/or the amount of interest payable on an interest payment date, as the case may be, as to any one or more currencies (including baskets of currencies), commodities (including baskets of commodities), securities (including baskets of securities) or other indices to which principal or interest is indexed, as to certain historical information with respect to the specified indexed item, as to any additional foreign exchange or other risks or as to any additional tax considerations may be set forth in the applicable Pricing Supplement.

  The applicable Pricing Supplement will specify any redemption or repayment terms applicable to the Notes. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. See "-- Redemption and Repayment" below.

PAYMENT OF PRINCIPAL AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). Interest on any overdue principal, premium and/or interest will be paid at the Default Rate per annum specified in the applicable Pricing Supplement (to the extent that the payment of such interest shall be legally enforceable).

  Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date.

 Fixed Rate Notes

  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on June 1 and December 1 of each year (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" for Fixed Rate Notes shall be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

 Floating Rate Notes

  Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate
Note is being delivered, including: whether such Floating Rate Note is a

"Regular Floating Rate Note", a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Period and Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" for Floating Rate Notes shall be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or as having an Addendum attached or having "Other Provisions" apply, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note", then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note", then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate specified in the applicable Pricing Supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such

Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum and the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

  Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Federal Funds Rate, (v) LIBOR, (vi) the Prime Rate, (vii) the Treasury Rate, or (viii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

  The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

  A Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling on the rate of interest, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor on the rate of interest, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upward).

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable

Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, Citibank, N.A. will be the "Calculation Agent". Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

  CD Rate. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "Treasury Constant Maturities Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (as defined below) as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Markets Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

  Commercial Paper Rate. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519), or any successor publication, under the heading "Commercial Paper/Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                   360 x D
                                 -----------
      Money Market Yield = 100 x 360-(D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

  Federal Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If in (a) fewer than two such offered rates appear, or if in (b) no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Markets Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

  Prime Rate. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

REDEMPTION AND REPAYMENT

 Redemption at the Option of the Company

  The Notes will be redeemable at the option of the Company prior to the Stated Maturity only if a Redemption Commencement Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Redemption Commencement Date in whole or from time to time in part in increments of $1,000 or such other increments specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other specified minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. See also "--Original Issue Discount Notes".

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund.

 Repayment at the Option of the Holder

  The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other increments specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other specified minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. For any Note to be repaid, such Note must be received, together with the election form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. See also "--Original Issue Discount Notes".

  Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, owners of beneficial interests ("Beneficial Owners") in Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the participant through which it owns its interest to transfer such

Beneficial Owner's interest in the Global Security or Global Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes".

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

ADDENDUM AND/OR OTHER PROVISIONS

  Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating thereto, may be modified and/or supplemented as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

  The Company may from time to time offer Notes with the amount of principal thereof and interest thereon payable in installments over the term of such Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

ORIGINAL ISSUE DISCOUNT NOTES

  The Company may offer Notes from time to time that have an Issue Price (as defined and specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e. par) ("Original Issue Discount Notes"). Original Issue Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of an Original Issue Discount Note and par is referred to herein as the "Discount". In the event of redemption, repayment or acceleration of maturity of an Original Issue Discount Note, the amount payable to the Holder of such Original Issue Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of the Discount and, in the event of any redemption of such Original Issue Discount Note (if applicable), multiplied by the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable)) and
(ii) any unpaid interest on such Original Issue Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of the Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an Original Issue Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Original Issue

Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Original Issue Discount Note and an assumption that the maturity of such Original Issue Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for an Original Issue Discount Note (the "Initial Period") is shorter than the compounding period for such Original Issue Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Original Issue Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Original Issue Discount Notes may be treated as issued with original issue discount for United States Federal income tax purposes. See "Certain United States Federal Income Tax Considerations" herein.

BOOK-ENTRY NOTES

  The Company has established a depository arrangement with The Depository Trust Company (the "Depositary") with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depository arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

  Upon issuance, all Book-Entry Notes up to $200,000,000 aggregate principal amount bearing interest, if any, at the same rate or pursuant to the same formula and having the same date of issue, currency of denomination and payment, Interest Payment Dates, if any, Stated Maturity, redemption provisions, if any, repayment provisions, if any, and other terms will be represented by a single Global Security; all such Book-Entry Notes in excess of $200,000,000 aggregate principal amount will be represented by two or more Global Securities. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor. See "Description of Debt Securities--Global Securities" in the accompanying Prospectus.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

  Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Company and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, the Company is obligated to make payments of principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes in the applicable Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts payable by the Company in a foreign currency or composite currency will, unless otherwise specified in the applicable Pricing Supplement, be converted by the Exchange Rate Agent named in the applicable Pricing Supplement into United States dollars for payment to Holders. However, the Holder of a Foreign Currency Note may elect to receive amounts payable in a foreign currency or composite currency in such foreign currency or composite currency as hereinafter described.

  Any United States dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the applicable foreign currency or composite currency for United States dollars for settlement on such payment date in the aggregate amount of such currency or composite currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the applicable foreign currency or composite currency.

  If the principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes are payable in a foreign currency or composite currency, Holders of such Foreign Currency Notes may elect to receive all or a specified portion of such payments in such foreign currency or composite currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Holders of such Foreign Currency Notes may elect to receive all or a specified portion of all future payments in the applicable foreign currency or composite currency in respect of such principal, premium, if any, and/or interest, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of such Foreign Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the applicable foreign currency or composite currency may be made.

  Payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of the Notes--General". Payments of interest, if any, on Foreign Currency Notes which are to be made in the applicable foreign currency or composite currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Foreign Currency Notes as they appear in the security register of the Company, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of the Notes--General". Payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the applicable foreign currency or composite currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the Corporate Trust Office of the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

  Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of a Global Security or Global Securities representing Book-Entry Notes payable in a currency or composite currency other than United States dollars which elects to receive payments of principal, premium, if any, and/or interest, if any, in such currency or composite currency must notify the participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the Beneficial Owner and forwarded by the participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the applicable foreign currency or composite currency.

AVAILABILITY OF SPECIFIED CURRENCY

  Except as set forth below, if the principal of, premium, if any, and/or interest, if any, on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate; provided, however, that if such Specified Currency is replaced by a single European currency (expected to be named the Euro), the payment of principal of, premium, if any, and interest, if any, on any Note denominated in such currency shall be effected in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union.

  Unless otherwise specified in the applicable Pricing Supplement, if payment in respect of a Foreign Currency Note is required to be made in any composite currency, and such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original

Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  The "Market Exchange Rate" for a currency or composite currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such currency or composite currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made in United States dollars or a new single European currency under the circumstances described above where the required payment is in a currency or composite currency other than United States dollars or such single European currency, respectively, will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of certain United States Federal tax considerations of the acquisition, ownership, and disposition of the Notes by original purchasers of the Notes who are U.S. Holders or non-U.S. Holders (each as defined below). This summary is based on existing United States Federal tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of United States Federal taxation that may be relevant to a particular holder in light of its personal investment circumstances, such as holders who hold the Notes as a position in a "straddle" or "hedge" for United States Federal income tax purposes, holders who have a functional currency other than the U.S. dollar, or holders subject to special treatment under the United States Federal income tax laws (for example, financial institutions, insurance companies, tax exempt organizations, and broker-dealers), and it does not discuss any aspects of foreign, state, or local tax laws. This summary assumes that purchasers will hold the Notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Because the exact pricing and other terms of the Notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of Notes. Certain material United States Federal income tax consequences relating to the ownership of particular Notes (where applicable) will be summarized in the Pricing Supplement relating to such Notes. Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding, and disposing of the Notes in light of their individual circumstances, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

  For purposes of this summary, the term "U.S. Holder" means a beneficial owner of a Note that is, for United States Federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States Federal income tax purposes regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. As used herein, the term "non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

 Original Issue Discount

  The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount.

  Notes with a term greater than one year may be issued with original issue discount for United States Federal income tax purposes. Original issue discount will arise if the stated principal amount at maturity of a Note exceeds its issue price by more than a de minimis amount, or if a Note has certain interest payment characteristics (e.g., interest holidays, interest payable in additional Notes, certain stepped rates, or certain rates based on multiple indices). If a Note is issued with original issue discount, the holder of the Note will be required to include amounts in gross income for United States Federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any tax period will be determined using a constant yield to maturity method, which will result in a greater portion of such discount being included in income in the later part of the term of the Notes. Any amounts included in income as original issue discount will increase a holder's adjusted tax basis in the Note.

  The Company will report annually to the Internal Revenue Service (the "Service") and to each holder of such Note the amount of original issue discount accrued with respect to the Note. Prospective purchasers are advised to consult their tax advisors with respect to the particular original issue discount characteristics of the Note that is being purchased.

 Acquisition Discount

  Certain Notes that have a fixed maturity of one year or less may be issued with acquisition discount. Acquisition discount may arise under the circumstances set forth above with respect to original issue discount. Accrual basis taxpayers, taxpayers in certain specified classes, and cash basis taxpayers making an appropriate election to accrue acquisition discount under the Code, would be required to include acquisition discount in income currently in an amount and manner similar to that applicable to original issue discount. A cash basis holder who makes such an election cannot revoke such accrual election without the consent of the Service, and such election applies to all short-term obligations acquired by the holder in the taxable year in which the election is made and in all subsequent taxable years. Individuals and other non-electing cash basis taxpayers holding Notes with acquisition discount are not required to include accrued acquisition discount in income until the cash payments attributable to such amounts are received, which amounts will be treated as ordinary income. A holder who does not recognize acquisition discount currently may also be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or, in certain circumstances, carry such a Note.

 Bond Premium

  If a Note is issued at a premium, a U.S. Holder may be able to amortize such premium. Prospective purchasers are advised to consult their tax advisors as to the consequences of purchasing a Note issued at a premium.

 Disposition of Notes

  In general, except for Notes issued with acquisition discount (as discussed above), or foreign currency Notes (as discussed below), a holder of a Note will recognize gain or loss on the sale, redemption, exchange or other disposition of the Note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued interest) and the holder's adjusted tax basis in the Note.

  Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual from the sale of a capital asset that has been held for more than 18 months will be subject to tax at a rate not to exceed 20%, capital gain from the sale of an asset held for more than 12 months but not more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

 Foreign Currency Notes

  Interest Payments and Original Issue Discount

  Interest on Notes that are denominated in, or determined by reference to, a foreign currency or currencies will generally be taxable to a U.S. Holder in accordance with such holder's method of accounting for United States Federal income tax purposes, and any original issue discount must be included in income as it accrues. Regardless of whether an interest payment is in fact converted into U.S. dollars, the amount of interest income (including any original issue discount and reduced by any amortizable bond premium) required to be included in income will generally be (i) in the case of a cash basis taxpayer, the U.S. dollar value of the foreign currency interest payment based on the exchange rate in effect on the date of receipt of the payment plus the amount of any accrued original issue discount, and (ii) in the case of an accrual basis taxpayer, the average U.S. dollar value of the accrued amounts based on the average exchange rate in effect during the interest accrual period (unless an election is made pursuant to Treasury Regulations to use a different exchange rate). Such U.S. dollar value will be the holder's tax basis in the foreign currency. The amount of original issue discount on a foreign currency Note required to be included in income will be computed for each accrual period in the relevant foreign currency and then translated into a U.S. dollar value based on the average exchange rate in effect during such accrual period.

  An accrual basis taxpayer will be required to recognize gain or loss upon the receipt of interest payments in a foreign currency on a foreign currency Note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt ("Currency Gain or Loss"), which gain or loss will be equal to the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt of such payment less the interest income required to be included in income (as described above). Similarly, upon the sale, exchange or retirement of a foreign currency Note, a holder who receives proceeds in a foreign currency which are attributable to original issue discount or, in the case of an accrual basis taxpayer, accrued but unpaid interest, will be required to recognize Currency Gain or Loss. Any such Currency Gain or Loss will be treated as ordinary income or loss.

  Purchase and Disposition of the Foreign Currency Notes

  A U.S. Holder's tax basis in a foreign currency Note will be the U.S. dollar value of the foreign currency amount paid for such foreign currency Note based on the exchange rate in effect on the date of purchase of the foreign currency Note, plus the U.S. dollar value of any accrued original issue discount on the foreign currency Note that the holder has included in gross income. A holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a foreign currency Note denominated in the same currency will ordinarily not recognize Currency Gain or Loss in connection with such conversion and purchase. If a holder purchases a foreign currency Note with previously owned foreign currency, the holder will recognize Currency Gain or Loss in an amount equal to the difference, if any, between such holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency Note based on the exchange rate in effect on the date of purchase. Gain or loss will be recognized upon the sale, redemption, exchange or other disposition of a foreign currency Note equal to the U.S. dollar value of the foreign currency received upon such disposition less the U.S. dollar tax basis in the foreign currency Note. Such gain or loss that is recognized will be ordinary income or loss to the extent it is Currency Gain or Loss. Any gain or loss recognized in excess of the Currency Gain or Loss will be treated as capital gain or loss.

  Exchange of the Foreign Currency

  Foreign currency received or accrued as interest on a foreign currency Note or on the sale, redemption, exchange, or other disposition of a foreign currency Note will have a tax basis equal to its U.S. dollar value based on the exchange rate in effect at the time such interest is received or accrued or at the time of such disposition. Any gain or loss recognized on a sale or other disposition of the foreign currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

NON-U.S. HOLDERS

  Under present United States Federal income and estate tax law, assuming certain certification requirements are satisfied (which include, among other things, identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

    (a) payments of interest, including any original issue discount, on the Notes to any non-U.S. Holder will not be subject to United States Federal income or withholding tax, provided that (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the holder is not (i) a foreign tax exempt organization or a foreign private foundation for United States Federal income tax purposes, (ii) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (iii) a controlled foreign corporation that is related to the Company through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder;

    (b) a holder of a Note who is a non-U.S. Holder will not be subject to United States Federal income tax on gain realized on the sale, exchange, retirement, or other disposition of a Note, unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the holder;

    (c) if interest on the Notes is exempt from United States Federal income tax under the rules described above, the Notes will not be included in the estate of a non-U.S. Holder for United States Federal estate tax purposes.

  The certification referred to above may be made on a Service Form W-8 or substantially similar substitute form.

 Backup Withholding and Information Reporting

  The Company must report to the holders of Notes and to the Service the amount of any interest, or original issue discount accrued, in each calendar year and the amounts of tax withheld, if any, with respect to such payments. That information may also be made available to the tax authorities of the country in which a non-U.S. Holder resides.

  Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to interest paid on the Notes to a non-U.S. Holder. Payments by a United States office of a broker of the proceeds of a sale of the Notes is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its non-U.S. Holder status under penalties of perjury ("Owner's Statement") or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the Notes where the transaction is effected outside the United States through foreign offices of the United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  On October 7, 1997, the Treasury Department released new Treasury Regulations governing the backup withholding and information reporting requirements described above. The new regulations would not generally alter the treatment of non-U.S. Holders who furnish an Owner's Statement to the payor. The new regulations may change certain procedures applicable to United States connected brokers. The new regulations are generally effective for payments made after December 31, 1998.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the Service.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Distribution Agreement dated December 5, 1997 among the Company and Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. (collectively, the "Agents"), the Notes are being offered on a continuous basis by the Company through the Agents, who have agreed to use reasonable best efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, in whole or in part. The Company will pay the Agents a commission of from 0.125% to 0.750% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents. For Notes with maturities of 30 years or more from their dates of issue, commissions will be negotiated at the time of sale and indicated in the applicable Pricing Supplement.

  The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may be up to 66 2/3% of the discount to be received by such Agent from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

  In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes, and short positions created by the Agents involve the sale by the Agents of a greater aggregate principal amount of Notes than they are required to purchase from the Company in the offering. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  The Company reserves the right to sell Notes through one or more additional agents or directly to certain investment banking firms as underwriters for resale to the public. No commission will be payable to the Agents on any Notes sold through other agents or directly by the Company to underwriters. The Company has additionally reserved the right to sell Notes directly to investors, and may solicit and accept offers to purchase Notes directly from investors from time to time on its own behalf in those jurisdictions where it is authorized to do so.

  The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. The Company has agreed to reimburse the Agents for certain expenses.

  The Agents may sell to or through dealers who may resell to investors, and the Agents may pay up to 66 2/3% of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

  From time to time the Agents have provided, and continue to provide, commercial or investment banking services to the Company for which they receive customary fees.

  The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

                             CERTAIN LEGAL MATTERS

  The validity of the Notes offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Certain legal matters in connection with the offering of Notes hereby will be passed upon for the Company by George A. Vandeman, Esq., Senior Vice President, General Counsel and Secretary of the Company, and for the Agents by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

PROSPECTUS

                                  $500,000,000

                             [LOGO OF AMGEN, INC.]

                                DEBT SECURITIES

                               ----------------

  The Company may offer and issue from time to time in one or more series debt securities (the "Debt Securities") with an initial aggregate offering price not to exceed U.S. $500,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies, including European Currency Units). The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be issuable in registered form without coupons or in bearer form with or without coupons attached. Debt Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of, premium, if any, and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units in each case, as the Company specifically designates.

  The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of such Debt Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Debt Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. The Company may also sell Debt Securities directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.


November 24, 1997

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov. The common stock, par value $0.0001 per share, of the Company is listed on The Nasdaq National Market. Reports, proxy information and other information concerning the Company can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

  The Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission (File No. 0-12477) and are incorporated herein by reference:

    (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (3) the Company's Current Reports on Form 8-K as filed with the Commission on February 26, 1997, February 28, 1997, March 14, 1997, April 8, 1997 and June 13, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Debt Securities, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of the above documents (excluding exhibits, unless such exhibits are specifically incorporated by reference in such documents) may be obtained without charge upon request by persons (including beneficial owners) to whom this Prospectus is delivered from the Manager of Investor Relations of the Company, 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789 (telephone number 805-499-5725, extension 3352).

                                  AMGEN INC.

GENERAL

  Amgen Inc. ("Amgen" or the "Company") is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.

  The Company manufactures and markets three human therapeutic products, NEUPOGEN(R) (Filgrastim), EPOGEN(R) (Epoetin alfa) and INFERGEN(R) (Interferon alfacon-1). NEUPOGEN(R) selectively stimulates the production of neutrophils, one type of white blood cell. The Company markets NEUPOGEN(R) in the United States, countries of the European Union ("EU"), Canada and Australia for use in decreasing the incidence of infection in patients undergoing myelosuppressive chemotherapy. In addition, NEUPOGEN(R) is marketed in most of these countries for use in reducing the duration of neutropenia for patients undergoing myeloablative therapy followed by bone marrow transplantation, for treating patients with severe chronic neutropenia and to support peripheral blood progenitor cell ("PBPC") transplantations. EPOGEN(R) stimulates the production of red blood cells and is marketed by Amgen in the United States for the treatment of anemia associated with chronic renal failure in patients on dialysis. INFERGEN(R) is a non-naturally occurring recombinant type-I interferon for the treatment of chronic hepatitis C viral infection.

  The Company focuses its research on biological cell/tissue events and its development efforts on human therapeutics in the areas of hematopoiesis, neurobiology, endocrinology, inflammation and soft tissue repair and regeneration. The Company has research facilities in the United States and Canada and has clinical development staff in the United States, the EU, Canada, Australia, Japan and Hong Kong. To augment internal research and development efforts, the Company has established external research collaborations and has acquired certain product and technology rights.

  Amgen operates commercial manufacturing facilities located in the United States and Puerto Rico. A sales and marketing force is maintained in the United States, the EU, Canada and Australia. In addition, Amgen has entered into licensing and co-promotion agreements to market NEUPOGEN(R), EPOGEN(R) and INFERGEN(R) in certain geographic areas.

  The Company was incorporated in California in 1980 and was merged into a Delaware corporation in 1987. Amgen's principal executive offices are located at 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789 and its telephone number is (805) 447-1000.

RATIO OF EARNINGS TO FIXED CHARGES

  The Company's consolidated ratio of earnings to fixed charges for the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the nine months ended September 30, 1997 were 55.7x, 46.0x, 31.1x, 33.2x, 62.4x and 49.5x, respectively. For the purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes adjusted for the equity in earnings and losses of and cash distributions from less than 50%- owned companies accounted for under the equity method, the Company's share of the provision for income taxes of a 50%-owned company and fixed charges (excluding capitalized interest). Fixed charges consist of net interest expense (including amortization of debt issuance costs and Amgen's applicable share of interest expense of a 50%-owned company), capitalized interest and the interest portion of operating lease expense.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock repurchases, repayment of indebtedness and acquisitions.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture dated as of January 1, 1992, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (the "Supplement") (such Indenture and Supplement are collectively referred to herein as the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. The Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

  The Indenture does not limit the amount of additional indebtedness that the Company may incur. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the specific designation, aggregate principal amount, purchase price and denomination;

(ii) currency or units based on or relating to currencies in which such Offered Debt Securities are denominated and/or in which principal of, premium, if any, and/or any interest on such Offered Debt Securities will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and any interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions;
(viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or be advisable under applicable laws or regulations.

  Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Subject to the limitations provided in the Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

GLOBAL SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only Debt Securities that are denominated in U.S. dollars.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of, premium, if any, and any interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security. The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Liens. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company covenants not to create or assume, or permit any Restricted Subsidiary to create or assume, any mortgage, pledge or lien ("Mortgage") upon any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary owned or acquired, unless the Debt Securities of such series are secured by such Mortgage equally and ratably with all other indebtedness thereby secured. Such covenant does not apply to
(a) Mortgages on any Principal Property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with such acquisition, construction or improvement or within 120 days after the latest of the acquisition, completion of construction (including any improvement on an existing property) or commencement of commercial operation of such property, to secure or provide for payment of all or any substantial part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the Indenture, (c) Mortgages on any Principal Property or shares of stock or indebtedness acquired from a corporation merged with or into the Company or a Restricted Subsidiary and Mortgages on any Principal Property existing at the time of acquisition, (d) Mortgages on any Principal Property to secure indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary, (e) Mortgages on any Principal Property in favor of the United States of America or any State thereof or The Commonwealth of Puerto Rico or any political subdivision thereof, to secure progress or other payments or to secure indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings), (f) Mortgages existing as of the date of the Indenture,
(g) Mortgages for taxes, assessments, government charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor, (h) Mortgages created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), and (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (h), inclusive. (Section 3.6)

  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the Debt Securities of any series, create or assume Mortgages (which would otherwise be subject to the foregoing restrictions) securing indebtedness in an aggregate amount which, together with all other Exempted Debt (as defined herein) of the Company and its Restricted Subsidiaries, does not at the time exceed 10% of Consolidated Adjusted Net Tangible Assets (defined in the Indenture as total assets less current liabilities and intangible assets on the consolidated balance sheet contained in the latest report on Form 10-Q or on Form 10-K, of the Company and its subsidiaries). (Section 3.6)

  Limitation on Sale and Lease-Back Transactions. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provides otherwise, a Sale and Lease-Back Transaction (as defined herein) is prohibited except in the event that (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt (as defined herein) with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities of such series pursuant to the first paragraph of "Limitation on Liens" above; or (b) the Company applies an amount equal to the fair value of the property sold to the purchase of Principal Property or to the retirement of Long-Term Indebtedness (as defined herein) within 120 days of the effective date of any such Sale and Lease-Back Transaction. In lieu of applying such amount to such retirement the Company may deliver Debt Securities to the Trustee for cancellation, such Debt Securities to be credited at the cost thereof to the Company. (Section 3.7)

  Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction (which would otherwise be subject to the foregoing restrictions) as long as the Attributable Debt resulting from such Sale and Lease-Back Transaction, together with all other Exempted Debt of the Company and its Restricted Subsidiaries, does not at any time exceed 10% of Consolidated Adjusted Net Tangible Assets. (Section 3.7)

  Limitation on Indebtedness of Subsidiaries. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company will not permit any Subsidiary to create or assume any Indebtedness if such Indebtedness together with all other aggregate Indebtedness of its Subsidiaries exceeds 20% of Consolidated Adjusted Net Tangible Assets. (Section 3.8)

CERTAIN DEFINITIONS

  The term "Attributable Debt," when used in connection with a Sale and Lease-Back Transaction, means, as of any particular time, the lesser of (a) the fair value of the property subject to such arrangement and (b) the then present value (computed by discounting at the Composite Rate (as defined in the Indenture)) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. (Section 1.1)

  The term "Exempted Debt" means the sum of the following items outstanding as of the date Exempted Debt is being determined: (a) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by mortgages created or assumed pursuant to the final paragraph of "Limitation on Liens" and (b) Attributable Debt of the Company and its Restricted Subsidiaries in respect of every Sale and Lease-Back Transaction entered into after the date of the Indenture and pursuant to the second paragraph of "Limitation on Sale and Lease-Back Transactions." (Section 1.1)

  The term "Long Term Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries maturing by its terms more than one year after, or which is renewable or extendible at the option of the Company for a period ending more than one year after, the date as of which Long-Term Indebtedness is being determined. (Section 1.1) The term "Indebtedness" means obligations (other than non-recourse obligations, or any series of Debt Securities when determining whether an Event of Default has occurred with respect to such series of Debt Securities) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments. (Section 5.1)

  The term "Principal Property" means the Company's principal office buildings and each manufacturing plant or research facility located within the territorial limits of the States of the United States of America or The Commonwealth of Puerto Rico (including any other territorial possession of the United States of America) of the Company or a Subsidiary except such as the Board of Directors by resolution reasonably determines (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its consolidated subsidiaries taken as a whole) not to be a Principal Property. (Section 1.1)

  The term "Sale and Lease-Back Transaction" means any arrangement with any person (other than the Company or any Restricted Subsidiary) providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property for a term of more than three years, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person. (Section 3.7)

  The term "Subsidiary" means any corporation the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries; provided, however, that the term "Subsidiary" shall not mean any corporation engaged primarily in financing receivables, making loans, extending credit, providing financing from foreign sources or other activities of a character conducted by a finance company. The term "Restricted Subsidiary" means any Subsidiary that owns a Principal Property. (Section 1.1)

  Unless otherwise indicated in the applicable Prospectus Supplement, neither the Debt Securities nor the Indenture contain covenants specifically designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company.

LIMITATION ON MERGERS AND SALE OF ASSETS

  The Company may not consolidate with, merge into or be merged into, or transfer or lease its property and assets substantially as an entirety to another entity unless the successor entity assumes all the obligations of the Company under the Indenture and the Debt Securities and after giving effect thereto, no default or Event of Default (as defined below) shall have occurred and be continuing and such successor entity shall be a United States corporation. Thereafter, except in the case of a lease, all such obligations of the Company shall terminate. (Section 9.1) The Indenture further provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with another corporation, or sell all or substantially all of its assets to another corporation for a consideration other than the fair value thereof in cash, if such other corporation has outstanding obligations secured by a Mortgage which, after such transaction, would extend to any Principal Property owned by the Company or such Restricted Subsidiary prior to such transaction, unless the Company or such Restricted Subsidiary shall have effectively provided that the Debt Securities of such series will be secured by a Mortgage which, upon completion of the aforesaid transaction, will rank prior to such Mortgage of such other corporation on any Principal Property. (Section 3.6)

EVENTS OF DEFAULT

  An Event of Default with respect to any series of Debt Securities is defined under the Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 90 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or the Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (d) certain events of bankruptcy, insolvency or reorganization; (e) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of Indebtedness in an amount in excess of $10,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of the outstanding Debt Securities (treated as one class) issued under the Indenture; (f) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $10,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded, or annulled for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of the outstanding Debt Securities (treated as one class) issued under the Indenture; or (g) default in the payment of any sinking fund installment of the Debt Securities of such series as and when the same shall become due and payable; provided, however, that if any such failure, default or acceleration referred to in clause (e) or (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Section 5.1)

  The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities or due to the default in the payment of any sinking fund installment of the Debt Securities of such series shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of the Company or due to a default described in clauses (e) or
(f) of the preceding paragraph shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Section 5.1)

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) before proceeding to exercise any right or power under the Indenture at the request of such holders. (Section 5.6) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

  The Indenture provides that no holder of Debt Securities may institute any action against the Company under the Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class). (Section 5.6 and Section 5.7)

  The Indenture contains a covenant that the Company will file annually, commencing March 31, 1992, with the Trustee a certificate that no default existed or a certificate specifying any default that existed, each as of the preceding December 31. (Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides with respect to each series of Debt Securities that the Company may elect either (a) except to the extent the terms of such series of Debt Securities provide otherwise, to defease and be discharged from any and all obligations with respect to the Debt Securities of such series (except for the obligations to register the transfer or exchange of the Debt Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Debt Securities of such series under Sections 3.6, 3.7, 3.8 and
9.1 of the Indenture (being the restrictions described under "Certain Covenants of the Company") ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or, in the case of Debt Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and any interest on the Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the due date thereof. Such a trust may (except to the extent the terms of the Debt Securities of such series otherwise provide) only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must (except to the extent the terms of the Debt Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such legal defeasance or covenant defeasance with respect to the Offered Debt Securities of the series to which such Prospectus Supplement relates. (Section 10.1)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture or make any other provisions as the Company may deem necessary or desirable; provided that no such action shall adversely affect the interests of the holders of Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a 66 2/3% in principal amount of Debt Securities of each series then outstanding and affected (voting as one class), to (i) add any provisions to the Indenture,
(ii) change in any manner or eliminate any of the provisions of the Indenture, or (iii) modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or any interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right of any holder to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

  At such time as the Debt Securities issued after February 26, 1997 are the only Debt Securities then outstanding under the Indenture, then, without any further action on the part of the Company or the Trustee, the Indenture shall automatically reduce the principal amount of Debt Securities of each series then outstanding and affected (voting as one class) necessary to consent to the actions referred to in clauses (i) through (iii) of the foregoing paragraph from 66 2/3% to a majority in principal amount of such Debt Securities.

CONCERNING THE TRUSTEE

  The Company and its subsidiaries maintain ordinary banking relationships with Citibank, N.A. and its affiliates and a number of other banks. Citibank, N.A. and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities being offered hereby in four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

  Offers to purchase Debt Securities may be solicited directly by the Company. Offers to purchase Debt Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  The validity of the Offered Debt Securities offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Certain legal matters with respect to the Offered Debt Securities will be passed upon for the Company by George A. Vandeman, Esq., Senior Vice President, General Counsel and Secretary of the Company. Certain legal matters in connection with offerings made by this Prospectus may be passed on for any underwriters, agents or dealers by counsel named in the Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements and related schedule of the Company for the year ended December 31, 1996, appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE RELATED PRICING SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
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
Description of the Notes...................................................  S-2
Special Provisions Relating to Foreign Currency Notes...................... S-16
Certain United States Federal Income Tax Considerations.................... S-19
Supplemental Plan of Distribution.......................................... S-23
Certain Legal Matters...................................................... S-24
                                   PROSPECTUS
                                                                            PAGE
                                                                            ----
Available Information......................................................    2
Incorporation of Documents by Reference....................................    2
Amgen Inc. ................................................................    3
Use of Proceeds............................................................    4
Description of Debt Securities.............................................    4
Plan of Distribution.......................................................   12
Legal Matters..............................................................   13
Experts....................................................................   13

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                                  $400,000,000

                             [LOGO OF AMGEN, INC.]

                               MEDIUM-TERM NOTES

                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                              GOLDMAN, SACHS & CO.

                            BEAR, STEARNS & CO. INC.


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